       AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 25, 1997 REGISTRATION NOS. 33-33461, 33-46686, 33-58580, 33-75270, 33-57575 AND 333-17643
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO.1

                                       TO

                                    FORM S-8

                            REGISTRATION STATEMENTS

                                     UNDER

                           THE SECURITIES ACT OF 1933

                             SOLECTRON CORPORATION
             (Exact name of registrant as specified in its charter)

            DELAWARE                                     94-2447045
-------------------------------             ------------------------------------
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

                              777 GIBRALTAR DRIVE
                           MILPITAS, CALIFORNIA 95035
         (Address, including zip code, of principal executive offices)



                          EMPLOYEE STOCK PURCHASE PLAN
                        1983 INCENTIVE STOCK OPTION PLAN
                             1992 STOCK OPTION PLAN
             FORCE COMPUTERS INC. 1984 INCENTIVE STOCK OPTION PLAN
                  FORCE COMPUTERS INC. 1994 STOCK OPTION PLAN
                  FORCE COMPUTERS INC. STOCK OPTION AGREEMENTS

                           (Full titles of the plans)

                                   SUSAN WANG
                             SENIOR VICE PRESIDENT,
                     CHIEF FINANCIAL OFFICER AND SECRETARY
                             SOLECTRON CORPORATION
                              777 GIBRALTAR DRIVE
                           MILPITAS, CALIFORNIA 95035
                                 (408) 957-8500
    (Name, address, and telephone number, including area code, of agent for service)

                                    Copy to:
                            STEVEN E. BOCHNER, ESQ.
                             CARMEN C. CHANG, ESQ.
                             SUSAN P. KRAUSE, ESQ.
                       WILSON, SONSINI, GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                            PALO ALTO, CA 94304-1050
                                 (415) 493-9300

                             CALCULATION OF REGISTRATION FEE

================================================================================================
                                                    PROPOSED        PROPOSED
                                                     MAXIMUM         MAXIMUM
                                     AMOUNT         OFFERING        AGGREGATE         AMOUNT OF
     TITLE OF SECURITIES TO          TO BE            PRICE         OFFERING        REGISTRATION
         BE REGISTERED             REGISTERED       PER SHARE         PRICE              FEE
------------------------------------------------------------------------------------------------
          See below.*                 N/A*            N/A*            N/A*              N/A*
================================================================================================

* No additional securities are to be registered, and registration fees were paid upon filing of the original Registration Statement Nos. 33- 33461, 33-46686, 33-58580, 33-75270, 33-57575 and 333-17643. Therefore, no
    further registration fee is required.

                             SOLECTRON CORPORATION

                       POST-EFFECTIVE AMENDMENT NO. 1 TO
                      REGISTRATION STATEMENTS ON FORM S-8

                                EXPLANATORY NOTE


         This Post-Effective Amendment No. 1 (the "Amendment") to certain Registration Statements on Form S-8 (File Nos. 33-33461, 33-46686, 33-58580, 33-75270, 33-57575 and 333-17643) (the "Registration Statements") is being filed pursuant to Rule 414 under the Securities Act of 1933, as amended (the "Act") by Solectron Corporation, a Delaware corporation ("Solectron Delaware" or the "Company"), which is the successor to Solectron Corporation, a California corporation ("Solectron California"), following a statutory merger effective on February 25, 1997 (the "Merger") for the purpose of changing Solectron California's state of incorporation. Prior to the Merger, Solectron Delaware had no assets or liabilities other than nominal assets or liabilities. In connection with the Merger, Solectron Delaware succeeded by operation of law to all of the assets and liabilities of Solectron California. The Merger was approved by the shareholders of Solectron California at a meeting for which proxies were solicited pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         Except as modified by this Amendment, Solectron Delaware, by virtue of this Amendment, expressly adopts the Registration Statements as its own registration statements for all purposes of the Act and the Exchange Act.


                                    PART II


INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         There are hereby incorporated by reference in this Amendment to the Registration Statements the following documents and information heretofore filed with the Securities and Exchange Commission (the "Commission"):

         1. The Company's Annual Report on Form 10-K for the fiscal year ended August 31, 1996, filed pursuant to Section 13 of the Exchange Act.

         2. The Company's Quarterly Report on Form 10-Q for the quarter ended November 29, 1996, filed pursuant to Section 13 of the Exchange Act.

         3. The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-B filed with the Commission on February 25, 1997 pursuant to Section 12(g) of the Exchange Act.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Amendment to the Registration Statements, and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing such documents.


Item 4.  DESCRIPTION OF SECURITIES

         Not applicable.


Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Certain members of Wilson, Sonsini, Goodrich & Rosati, Professional Corporation, beneficially own 17,081 shares of the Company's Common Stock.


Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Company's Certificate of Incorporation limits the liability of directors to the maximum extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability (i) for any breach of their duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

         The Company's Bylaws provide that the Company shall indemnify its directors and officers and may indemnify its employees and other agents to the fullest extent permitted by law. The Company believes that indemnification under its Bylaws covers at least negligence and gross negligence on the part of indemnified parties. The Company's Bylaws also permit the Company to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether the Company would have the power to indemnify him or her against such liability under the General Corporation Law of Delaware. The Company currently has secured such insurance on behalf of its officers and directors.

         The Company has entered into agreements to indemnify its directors and officers, in addition to indemnification provided for in the Company's Bylaws. Subject to certain conditions, these agreements, among other things, indemnify the Company's directors and officers for certain expenses (including attorney's fees), judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of the Company, arising out of such person's services as a director or officer of the Company, any subsidiary of the Company or any other company or enterprise to which the person provides services at the request of the Company.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not Applicable.


Item 8.  EXHIBITS

         EXHIBIT
         NUMBER                    DESCRIPTION
         -------          --------------------------------
           23.1           Consent of Independent Auditors.
           23.7           Consent of Counsel.

Item 9.  UNDERTAKINGS

         (a)     The undersigned registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                 (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the Delaware General Corporation Law, the Certificate of Incorporation and the Bylaws of the registrant, Indemnification Agreements entered into between the registrant and its officers and directors, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant, Solectron Corporation, a corporation organized and existing under the laws of the State of Delaware, has duly caused this Post-Effective Amendment No.1 to the Registration Statements on Form S-8 to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Milpitas, State of California, on this 25th of February, 1997.


                                      SOLECTRON CORPORATION



                                      By:  /s/ SUSAN WANG
                                           -------------------------------------
                                           Susan Wang,
                                           Senior Vice President,
                                           Chief Financial Officer and Secretary


                                      By:  /s/ WINSTON H. CHEN
                                           -------------------------------------
                                           Director


                               POWER OF ATTORNEY

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statements on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

                      SIGNATURE                                   TITLE                           DATE
                                                     President, Chief Executive Officer      February 25, 1997
           /s/ Koichi Nishimura*                     and Chairman of the Board
 --------------------------------------------------
               Koichi Nishimura, Ph.D.


                                                     Senior Vice President, Chief            February 25, 1997
                /s/ Susan Wang                       Financial Officer and Secretary
 --------------------------------------------------
                    Susan Wang

                      SIGNATURE                                TITLE                       DATE


                                                     Director                          February 25, 1997
            /s/ Winston H. Chen, Ph.D.
 --------------------------------------------------
                Winston H. Chen, Ph.D.


                                                     Director                          February 25, 1997
               /s/ Richard A. D'Amore*
 --------------------------------------------------
                   Richard A. D'Amore


                /s/ Charles A. Dickinson*            Director                          February 25, 1997
 --------------------------------------------------
                     Charles A. Dickinson


                 /s/ Heinz Fridrich*                 Director                          February 25, 1997
 --------------------------------------------------
                     Heinz Fridrich


            /s/ Kenneth E. Haughton, Ph.D.*          Director                          February 25, 1997
 -------------------------------------------------
                Kenneth E. Haughton, Ph.D.


             /s/ Paul R. Low, Ph.D.*                 Director                          February 25, 1997
 --------------------------------------------------
                 Paul R. Low, Ph.D.


             /s/ W. Ferrell Sanders*                 Director                          February 25, 1997
 --------------------------------------------------
                 W. Ferrell Sanders


                /s/ Osamu Yamada*                    Director                          February 25, 1997
 --------------------------------------------------
                    Osamu Yamada


* By:       /s/ Susan Wang
      ---------------------------------------------
                Susan Wang
                Attorney-in-fact
or

* By:       /s/ Winston H. Chen
      --------------------------------------------
                Winston H. Chen
                Attorney-in-fact

                               INDEX TO EXHIBITS


                                                                 SEQUENTIALLY
     EXHIBIT                                                       NUMBERED
     NUMBER                 DESCRIPTION                              PAGE
     -------     --------------------------------                ------------
      23.1       Consent of Independent Auditors.
      23.7       Consent of Counsel.
